UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2026

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Nonqualified Deferred Compensation Plan
On September 14, 2026, the Talent and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Insulet Corporation (the "Company") approved and adopted the Insulet Nonqualified Deferred Compensation Plan (the "Plan"), with such Plan to be effective on January 1, 2027. The Plan is intended to be an unfunded "top hat" deferred compensation plan that allows a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including the Company’s named executive officers, to voluntarily defer compensation in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan will be administered by the Company's Employee Benefits Committee or such other administrative committee as the Committee may designate.
Participants in the Plan are designated by the Committee and may elect to defer up to 60% of their cash compensation, consisting of base salary, annual incentive bonus and such other cash compensation as the Committee may approve. All participant cash deferrals and related earnings will be fully vested under the Plan. Equity awards may not be deferred under the Plan. The Plan also permits, but does not require, the Company to make matching, nonelective and discretionary contributions, which, unless otherwise determined by the Committee, are subject to a two-year cliff vesting schedule based on the participant's years of service and vest in full upon a change in control of the Company.
Amounts deferred are payable in cash in a lump sum or in installments, as elected by the participant, following the earliest to occur of a date specified by the participant, or the participant’s separation from service, death or disability. The Company will require a delay in the payment of Plan benefits upon a participant's separation from service, with payment made or commencing on the first payroll date of the seventh month following the separation, whether or not the participant is a "specified employee" pursuant to Section 409A of the Code. Notwithstanding the foregoing, all accounts under the Plan will be paid within 30 days following a change in control.
The Committee may, at any time, in its sole discretion, terminate the Plan or amend or modify the Plan, in whole or in part, except that no such amendment or modification shall deprive any participant or beneficiary of any right or benefit under any account to which such participant or beneficiary is entitled immediately prior to the effective date of the amendment.
The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Insulet Nonqualified Deferred Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

September 16, 2026	By:	/s/ John W. Kapples
	Name:	John W. Kapples
	Title:	Senior Vice President and General Counsel